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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cascade Natural Gas Corporation on Form S-8 of our report dated November 9, 2001, appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 2001.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP

Seattle, Washington
April 29, 2002

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INDEPENDENT AUDITORS' CONSENT